Exhibit 99.1

        Orion HealthCorp Announces Results of Special Meeting

    ATLANTA--(BUSINESS WIRE)--Nov. 29, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced that its stockholders have approved the proposal set forth this morning at a special meeting.

    With 90.4% of Orion's stockholders casting their votes, a proposal to amend Orion's certificate of incorporation to provide for a 1-for-2,500 reverse stock split of its Class A Common Stock (the "Reverse Split"), immediately followed by a 2,500-for-1 forward stock split of the Company's Class A Common Stock (collectively, the "Splits") was approved by holders of 90.4% of the Company's common stock (including Class A and Class D Common Stock) entitled to vote at the special meeting. Specifically, a total of 117,695,872 shares were voted in favor of the proposal, 18,791 shares were voted against the proposal, and 5,110 shares abstained from voting on the proposal.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "I am pleased that our stockholders have chosen to approve our proposal to take the Company private. We believe this transaction is in the best interests of our company and all of its stakeholders, and it is gratifying to have our stockholders support this initiative."

    Following the approval at this morning's special meeting, the Company filed an application with the Securities and Exchange Commission on Form 25 to voluntarily delist its Class A Common Stock from the American Stock Exchange. The delisting will become effective on December 9, 2007. The Company anticipates filing its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on or soon after December 10, 2007, which will be the effective date of the Splits. Each stockholder holding fewer than 2,500 shares of the Company's Class A Common Stock immediately prior to the Reverse Split will have such shares automatically cancelled and converted into the right to receive $0.23 for each share of Class A Common Stock held immediately prior to the Reverse Split. Following the effective date of the Splits, the Company's transfer agent will mail a letter of transmittal to all of the Company's stockholders, providing instructions for how affected stockholders can receive their cash payment.

    In closing, Mr. Bauer added, "Once again, I want to thank our investors and other constituencies for their support. Going forward, we intend to continue to utilize our solid base of business, experienced management and sound strategy to build an even stronger company. We hope you will remain interested in our company as we continue the hard work and dedication necessary to make Orion HealthCorp a leader in our industry."

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             Chief Executive Officer